     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 1995

                                                      REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                     AMERISOURCE DISTRIBUTION CORPORATION*
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                         23-2546940
(State or other jurisdiction of incorporation          (IRS Employer Identification Number)
                or organization)
                              ------------------------------------
          300 Chester Field Parkway                                   19355
            Malvern, Pennsylvania                                   (Zip Code)
   (Address of principal executive offices)

           AMERISOURCE DISTRIBUTION CORPORATION AND ITS SUBSIDIARIES
                       1989 EMPLOYEE STOCK PURCHASE PLAN

                                      and

           AMERISOURCE DISTRIBUTION CORPORATION AND ITS SUBSIDIARIES
                             1991 STOCK OPTION PLAN
                            (Full title of the Plan)
                      ------------------------------------

          TERESA T. CICCOTELLI, ESQ.                                 COPY TO:
         Legal Counsel and Secretary                         CRAIG L. GODSHALL, ESQ.
     AmeriSource Distribution Corporation                     Dechert Price & Rhoads
          300 Chester Field Parkway                          4000 Bell Atlantic Tower
         Malvern, Pennsylvania 19355                             1717 Arch Street
   (Name and address of agent for service)               Philadelphia, Pennsylvania 19103
                (610) 296-4480                                    (215) 994-4000
   (Telephone Number, including area code,
            of agent for service)

                      ------------------------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
                                               PROPOSED MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
    TITLE OF SECURITIES        AMOUNT TO BE        OFFERING               AGGREGATE       REGISTRATION
      TO BE REGISTERED        REGISTERED (1) PRICE PER SECURITY (2)   OFFERING PRICE (2)       FEE
-------------------------------------------------------------------------------------------------------
Class A Common Stock,
  par value $.01 per share      2,571,478           $20.00               $51,429,560       $17,735.00
-------------------------------------------------------------------------------------------------------

(1) Represents the number of shares of Class A Common Stock initially issuable upon exercise of the Options, including 1,531,603 shares pursuant to the 1989 Purchase Plan and 1,039,875 shares pursuant to the 1991 Option Plan.

(2) Estimated solely for the purpose of computing the registration fee in accordance with paragraph (h) of Rule 457 under the Securities Act of 1933. Represents the maximum estimated offering price of the registrant's Class A Common Stock indicated in its Form S-2 Registration Statement No. 33-57513.
---------------

    * The Registrant intends to change its name to "AmeriSource Health Corporation."
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant pursuant to Section 15(d) of The Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

     (a) the Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 for AmeriSource Distribution Corporation; and

     (b) the Annual Report on Form 10-K for the fiscal year ended September 30, 1994 for AmeriSource Distribution Corporation.

     In addition, all documents subsequently filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing with the Commission of a post-effective amendment that (i) indicates that all securities registered hereby have been sold or (ii) effects the deregistration of the balance of such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     UNLESS OTHERWISE INDICATED, SOLELY FOR PURPOSES OF DISCLOSURE HEREIN, ALL SHARE AMOUNTS AND INFORMATION DESCRIBED THEREFROM HAVE BEEN ADJUSTED TO REFLECT:
(I) THE 2.95-FOR-1 STOCK SPLIT THAT WILL BE IMPLEMENTED CONCURRENTLY WITH THE SALE OF CLASS A COMMON STOCK (AS DEFINED HEREIN) TO BE OFFERED IN CONNECTION WITH THE COMPANY'S FORM S-2 REGISTRATION STATEMENT NO. 33-57513 (THE "OFFERING"); (II) THE ISSUANCE OF 2,571,478 SHARES OF CLASS A COMMON STOCK CURRENTLY RESERVED FOR ISSUANCE UPON THE EXERCISE OF OPTIONS UNDER THE PURCHASE PLAN (AS DEFINED HEREIN) AND THE 1991 OPTION PLAN (AS DEFINED HEREIN), WHICH OPTIONS WILL EXPIRE 90 DAYS AFTER THE CLOSING OF THE OFFERING AND WHICH THE COMPANY EXPECTS WILL BE EXERCISED DURING SUCH PERIOD AND THE COMPANY'S SUBSEQUENT REPURCHASE OF 168,045 SHARES OF CLASS A COMMON STOCK FROM THE PURCHASE PLAN AND THE 1991 OPTION PLAN OPTION HOLDERS TO ENABLE THE HOLDERS TO SATISFY CERTAIN TAX WITHHOLDING OBLIGATIONS; AND (III) THE COMPANY'S REPURCHASE FROM ITS PRINCIPAL STOCKHOLDER, 399 VENTURE PARTNERS, INC., A WHOLLY-OWNED INDIRECT SUBSIDIARY OF CITICORP ("VPI"), OF 1,338,894 SHARES OF CLASS A COMMON STOCK UPON THE EXERCISE OF OPTIONS UNDER THE PURCHASE PLAN AND THE 1991 OPTION PLAN AT A PRICE OF $0.34 PER SHARE.

STOCK OPTIONS

1989 STOCK PURCHASE PLAN.

     As of October 31, 1989, AmeriSource Distribution Corporation (the "Company") adopted the AmeriSource Distribution Corporation and its Subsidiaries 1989 Employee Stock Purchase Plan (the "Purchase Plan") to enable certain members of its management (the "Management Investors") to participate in the equity ownership of the Company. The Management Investors include current and former officers of the Company and additional members of management of the Company and its subsidiaries. The equity securities of the Company subject to the Purchase Plan originally included up to 2,212,500 shares of the Company's Class A Common Stock, par value $0.01 per share ("Class A Common Stock").

     Each holder of 1989 Options will be entitled, subject to the terms of the Purchase Plan, to purchase the number of shares of Class A Common Stock granted under the Purchase Plan. The number of shares for which 1989 Options may be exercised is subject to adjustment as set forth in the Purchase Plan. The exercise price for the 1989 Options was determined with respect to each holder and with respect to a portion of shares of Class A Common Stock, when such holder was granted the 1989 Options. 1989 Options may be exercised at a price of $0.07 per share. If the Company declares or effects any stock dividend payable upon, or subdivision or combination of, the Class A Common Stock, the number of shares of Class A Common Stock subject to the 1989 Option and the exercise price per share shall be appropriately adjusted.

     The Management Investors have been subject to restrictions on the sale or transfer of their Class A Stock. Before January 1, 1994, a Management Investor could not transfer his or her securities except with the consent of the Company or in connection with specified events, such as the sale of the Company. If a Management Investor's employment with the Company was terminated, the Company had the right to repurchase the Class A Common

Stock owned or subject to the options. VPI is required, under certain circumstances, to allow the Management Investors to participate if it proposes to sell shares of the Company's common stock.

     As of December 31, 1994, Management Investors had purchased 227,150 shares of Class A Common Stock under the Purchase Plan and held options to purchase 1,531,603 shares of Class A Common Stock ("1989 Options") (at an exercise price of $0.07 per share), pursuant to the Purchase Plan. Of the 1,531,603 shares subject to options, 343,269 shares will be repurchase from VPI by the Company for $0.34 per share before being issued pursuant to such options. No further awards will be granted under the Purchase Plan.

1991 STOCK OPTION PLAN.

     The Company's 1991 Stock Option Plan (the "1991 Option Plan"), which was adopted by the Company's Board of Directors on February 19, 1992 and approved by the stockholders on April 7, 1992, provides for the granting of non-qualified stock options to acquire up to an aggregate of 1,069,375 shares of Class A Common Stock (the "1991 Options") to the Management Investors and certain other members of the Company's management. Options to acquire the entire 1,069,375 shares of Class A Common Stock subject to this plan were granted on April 8, 1992.

     Each holder of 1991 Options will be entitled, subject to the terms of the 1991 Option Plan, to purchase the number of shares of Class A Common Stock granted under the 1991 Option Plan. The number of shares for which 1991 Options may be exercised is subject to adjustment as set forth in the 1991 Option Plan. The exercise price for the 1991 Options was determined with respect to each holder and with respect to a portion of shares of Class A Common Stock, when such holder was granted the 1991 Options. 1991 Options may be exercised at a price of $0.34 per share.

     In the event of a reorganization, recapitalization, stock split, reverse stock split, spin-off, split-off, split up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Class A Common Stock, or any distribution to stockholders other than a cash dividend, the Board of Directors shall make appropriate adjustment in the number and kind of shares authorized by the 1991 Option Plan and any adjustments to outstanding 1991 Options as it determines appropriate. No fractional shares of Class A Common Stock shall be issued pursuant to such an adjustment. The fair market value of any fractional shares resulting from adjustments pursuant to this section shall, where appropriate, be paid in cash to the holder.

     Options granted to employees must be exercised by the earlier of November 3, 1999, the date the Company is sold or 90 days after the date of a public offering. Employees whose employment terminates for reasons other than death, disability or retirement must hold the shares acquired upon exercise for a period of three years. The 1991 Option Plan permits, with the consent of the administering committee and if permitted by the restrictions in the Company's financing agreements, the exercise of options by delivery of shares of Class A Common Stock owned by the optionee, by withholding of such shares of Class A Common Stock upon exercise of the option in lieu of or in addition to cash or by financing made available by the Company.

     The 1991 Option Plan will continue to be administered by the Board of Directors of the Company until the Company registers the Class A Common Stock under Section 12 of the Exchange Act, whereupon, the 1991 Option Plan will be administered by a committee of Disinterested Persons as defined in the 1991 Option Plan. The Committee will have the power and authority to determine the extent to which exceptions to the exercisability of options may be granted, to determine the effect of certain dispositions or a change in control of the Company on outstanding options, to establish procedures, loans or financing arrangements to assist in the exercise of options and the satisfaction of tax withholding obligations, to adopt regulations to carry out the 1991 Option Plan and to amend options granted under the plan to carry out the purpose of the 1991 Option Plan.

     As of September 30, 1994 there were 1,039,875 shares of Class A Common Stock subject to options under the 1991 Option Plan. Of the 1,039,875 shares subject to options, 995,625 shares will be repurchased from VPI by the Company for $0.34 per share pursuant to a prior arrangement. No further awards will be granted under the 1991 Option Plan.

CAPITAL STOCK

     The following statements are brief summaries of certain provisions relating to the Company's capital stock and are qualified in their entirety by the provisions of the Company's Certificate of Incorporation, as amended. The Company's Certificate of Incorporation, as amended, is an exhibit to the Company's Form S-2 Registration Statement No. 33-57513.

     COMMON STOCK. The currently authorized Common Stock of the Company consists of 50,000,000 shares of Class A Common Stock, 15,000,000 shares of Class B Common Stock $0.01 par value per share ("Class B Common Shares"), and 2,000,000 shares of Class C Common Stock $0.01 par value per share ("Class C Common Shares" and collectively with the Class A Common Stock and Class B Common Stock, the "Common Stock"). As of December 31, 1994, after giving effect to the 2.95-to-1 stock split and certain option exercises, 3,106,307 shares of Class A Common Stock, 10,030,886 shares of Class B Common Stock and 1,475,000 shares of Class C Common Stock would have been issued and outstanding.

     There is no established public trading market for the Class A Common Stock and Class B Common Stock. As of December 31, 1994, the Class A Common Stock was held by 24 holders of record, and the Class B Common Stock was held by 11 holders of record. As of September 30, 1994, the Class C Common Stock was held by approximately 12 holders of record. The Class C Common Stock trades on a limited basis in the over-the-counter market. Information concerning the historical trading prices for Class C Common Stock is not published by nationally-recognized independent sources.

     As of January 30, 1995, the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act") its Registration Statement on Form S-2, No. 33-57513. Contemporaneously with and subject to the completion of the Offering to be made thereby, all outstanding shares of Common Stock and all options to acquire shares of the Company's Common Stock will be adjusted for a 2.95-for-1 stock split. No fractional shares of Common Stock will be issued in connection with the stock split. Each holder of Common Stock will receive a cash payment in lieu of a fractional share to which such holder would otherwise be entitled pursuant to the stock split in the amount of the value of the fractional share at the offering price to the public.

     CLASS A COMMON STOCK. Holders of Class A Common Stock are entitled to one vote per share on all matters on which holders of Class A Common Stock are entitled to vote and have no cumulative voting rights. Holders of Class A Common Stock do not have the preemptive right to subscribe for shares of Class A Common Stock issued by the Company, nor do they have any redemption rights. Holders of Class A Common Stock may elect at any time to convert any and all such shares into Class B Common Stock, on a share-for-share basis. Holders of Class A Common Stock are entitled to receive such dividends, if any, as may from time to time be declared by the Board of Directors of the Company out of funds legally available therefor. The Company's Credit Agreement with its senior lenders contains limitations on the Company's ability to pay dividends to its stockholders.

     Payment of dividends is within the discretion of the Company's Board of Directors and will depend, among other factors, upon the Company's earnings, financial condition and capital requirements and the terms of the Company's financing agreements. The Company plans to retain future earnings for use in the business and, accordingly, the Company does not anticipate paying dividends in the foreseeable future. The Company has not paid any cash dividends to its stockholders.

     Upon liquidation, dissolution or winding up of the Company, holders of Class A Common Stock are entitled to a pro rata share of the distribution of assets remaining after the payment of debts and expenses and after payment of the liquidation preference accorded to the holders of any preferred stock of the Company which may be issued in the future. Each share of Class A Common Stock has the same rights, privileges and preferences as every other share of Class A Common Stock. Shares of the Class A Common Stock to be issued pursuant to the Offering, when issued and paid for, will be fully paid and nonassessable. The transfer agent and registrar for the Class A Common Stock is Mellon Securities Trust Company.

     CLASS B COMMON STOCK. The rights of holders of Class B Common Stock and holders of Class A Common Stock are identical and entitle the holders thereof to the same rights, privileges, benefits and notices, except as otherwise described herein. Holders of Class B Common Stock generally do not possess the right to vote on any matters to be voted upon by the stockholders of the Company, except as provided by law. Under Section 242(b)(2) of the Delaware General Corporation Law, the holders of the Class B Common Stock shall be entitled to vote as a class upon any proposed amendment to the Company's Certificate of Incorporation, if such amendment would increase or decrease the number of shares or the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. Holders of Class B Common Stock may elect at any time to convert any and all of such shares into Class A Common Stock, on a share-for-share basis, to the extent the holder thereof is not prohibited from owning additional voting securities by virtue of regulatory restrictions.

     CLASS C COMMON STOCK. The rights of holders of Class C Common Stock and holders of Class A Common Stock are identical and entitle the holders thereof to the same rights, privileges, benefits and notices, except as otherwise described herein. Holders of Class C Common stock generally do not possess the right to vote on any matters to be voted upon by the stockholders of the Company, except as provided by law. Under Section 242(b)(2), of the Delaware General Corporation Law, the holders of the Class C Common Stock shall be entitled to vote as a class upon any proposed amendment to the Company's Certificate of Incorporation if such amendment would increase or decrease the number of shares or the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. The Class C Common Stock is subject to substantial restrictions on transfer and has certain registration and "take-along" rights. A share of Class C Common Stock will automatically be converted into a share of Class A Common Stock (a) immediately prior to its sale in a future public offering or (b) at such time as such share of Class C Common Stock has been sold publicly after the Offering in a transaction that complies with any maximum quantity limitations applicable to such sale. Once a share of Class C Common Stock has been converted into Class A Common Stock it will no longer be subject to any restrictions on transfer nor will it be entitled to the benefits of registration and take-along-rights.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Section 203 of the Delaware General Corporation Law prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (defined in Section 203, generally, as mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder) with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. The Company will opt out of Section 203 prior to the Offering, but this will not be effective until one year after the Offering. The provisions of
Section 203 will apply to the Company upon the consummation of the Offering.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Class A Common Stock issued pursuant to the Offering will be passed upon for the Company by Dechert Price & Rhoads, Philadelphia, Pennsylvania. Barton J. Winokur, a partner of Dechert Price & Rhoads, which performs various legal services for the Company, is a director of the Company and owns 14,750 shares of the Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation, as amended (the "Charter") provides that directors of the Company shall be entitled to all limitations on the liability of directors available under the Delaware General Corporation Law (the "DGCL"). Further, the Charter provides that a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) acts described under Section 174 of the DGCL relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit. In addition, Section 145 of the DGCL and Article IV of the Company's Bylaws under certain circumstances, provide for the indemnification of the Company's officers and directors against liabilities which they may incur in such capacities.

     In general, any officer or director of the Company shall be indemnified by the Company against expenses including attorneys' fees, judgments, fines and settlements actually and reasonably incurred by that person in connection with a legal proceeding as a result of such relationship, whether or not the indemnified liability arises from an action by or in the right of the Company, if the officer or director acted in good faith, and in the manner believed to be in or not opposed to the Company's best interest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Such indemnity is limited to the extent that (i) such person is not otherwise indemnified and (ii) such indemnifications not prohibited by the DGCL or any other applicable law.

     Any indemnification under the previous paragraph (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon the determination that indemnification of the director or officer is proper in the circumstances because that person has met the applicable standard of conduct set forth above. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum of disinterested directors who are not parties to such action or (ii) if such quorum is not obtainable or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion. To the extent that a director or officer of the Company shall be successful in prosecuting an indemnity claim, the reasonable expenses of any such person and the fees and expenses of any special legal counsel engaged to determine the possibility of indemnification shall be borne by the Company.

     Expenses incurred by a director of officer of the Company in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized by the Bylaws.

     The indemnification and advancement of expenses provided by, or granted pursuant to Article IV of the Bylaws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, both as to action in that person's official capacity and as to action in another capacity while holding such office.

     The Board of Directors has the power to authorize the Company to purchase and maintain insurance on behalf of the Company and others to the extent that power to do so has not been prohibited by the DGCL, create any fund to secure any of its indemnification obligations and give other indemnification to the extent permitted by law. The obligations of the Company to indemnify a director or officer under Article IV of the Bylaws is a contract between the Company and such director or officer and no modification or repeal of the Bylaws shall detrimentally affect such officer or director with regard to that person's acts or omissions prior to such amendment or repeal.

     The Company has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER                                           DESCRIPTION
------    -----------------------------------------------------------------------------------------
4.1       Indenture, dated as of May 30, 1986, between AmeriSource and Bankers Trust Company, as trustee relating to the 6- 1/4% Convertible Subordinated Debentures due 2001 of
          AmeriSource (the "Convertible Debentures") including the form of Convertible Debenture
          (incorporated by reference to Exhibit 4 to AmeriSource's Current Report, dated July 1,
          1986, on Form 8-K).
4.2       First Supplemental Indenture, dated as of October 31, 1989, to Indenture, dated as of May
          30, 1986 (incorporated by reference to Exhibit 4.23 to Issuer's and AmeriSource's Annual
          Report on Form 10-K for the fiscal year ended September 30, 1989).
4.3       Second Supplemental Indenture, dated as of October 31, 1989, to Indenture, dated as of
          May 30, 1986 (incorporated by reference to Exhibit 4.24 to Issuer's and AmeriSource's
          Annual Report on Form 10-K for the fiscal year ended September 30, 1989).
4.4       Indenture dated July 15, 1993 between Issuer and Security Trust Company, N.A., as trustee relating to the 11- 1/4% Senior Debentures due 2005 (the "Senior Debentures") of Issuer
          including the form of the Senior Debentures (incorporated by reference to Exhibit 4 to
          Issuer's and AmeriSource's Form 10-Q for the quarter ended June 30, 1993).
4.5       Amended and Restated Credit Agreement, dated as of December 13, 1994 ("Amended and
          Restated Credit Agreement") among AmeriSource, General Electric Capital Corporation individually and as agent, Bankers Trust Company, as co-agent, and the banks and other financial institutions named therein (incorporated by reference to Exhibit 4.10 to
          Issuer's and AmeriSource's Form 10-K for the year ended September 30, 1994).
4.6       First Amendment dated February 10, 1995 to Amended and Restated Credit Agreement
          (incorporated by reference to Exhibit 2.6 to Issuer's Form 8-A (No. 000-20485), filed with the Securities and Exchange Commission on March 24, 1995).
4.7       Receivables Purchase Agreement, dated as of December 13, 1994 between AmeriSource, as
          Seller and AmeriSource Receivables Corporation, as Purchaser (incorporated by reference to Exhibit 4.11 to Issuer's and AmeriSource's Form 10-K for the year ended September 30,
          1994).
4.8       AmeriSource Receivables Master Trust Pooling and Servicing Agreement, dated as of
          December 13, 1994 among AmeriSource Receivables Corporation, as transferor, AmeriSource, as the initial Servicer, and Manufacturers and Traders Trust Company, as Trustee
          (incorporated by reference to Exhibit 4.12 to Issuer's and AmeriSource's Form 10-K for
          the year ended September 30, 1994).
4.9       Revolving Certificate Purchase Agreement, dated as of December 13, 1994 among AmeriSource
          Receivables Corporation, AmeriSource, The Revolving Purchasers and Bankers Trust Company,
          as Agent and Revolving Purchaser (incorporated by reference to Exhibit 4.13 to Issuer's and AmeriSource's Form 10-K for the year ended September 30, 1994).
4.10      Series 1994-1 Supplement to Pooling and Servicing Agreement, dated as of December 13,
          1994 among AmeriSource Receivables Corporation, as transferor, AmeriSource, as initial
          Servicer, and Manufacturers and Traders Trust Company, as Trustee (incorporated by reference to Exhibit 4.14 to Issuer's and AmeriSource's Form 10-K for the year ended
          September 30, 1994).
4.11      Form of Certificate of Issuer's Class A Common Stock, $.01 par value per share
          (incorporated by reference to Exhibit 1 to Issuer's Form 8-A (No. 000-20485), filed with the Securities and Exchange Commission on March 24, 1995).
5.1       Opinion and Consent of Dechert Price & Rhoads.
15        Not Applicable.
23.1      Consent of Ernst & Young LLP (contained on page 12).
23.2      Consent of Dechert Price & Rhoads (included in Exhibit 5.1).
24        Power of Attorney (set forth on the signature page to the Registration Statement).
28        Not Applicable.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or
            Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on March 30, 1995.

                                           AMERISOURCE DISTRIBUTION CORPORATION
                                           BY        /S/ KURT J. HILZINGER
                                             -----------------------------------
                                                     KURT J. HILZINGER
                                              VICE PRESIDENT, CHIEF FINANCIAL
                                                          OFFICER
                                                       AND TREASURER

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John F. McNamara, Kurt J. Hilzinger and Teresa T. Ciccotelli, Esq. and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, in any and all capacities, to sign all amendments (including post-effective amendments) to the Registration Statement in which this power of attorney is attached, and to file all those amendments and exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURES                                   TITLE                          DATE
-------------------------------------  -------------------------------------------- ---------------
        /s/  JOHN F. MCNAMARA          Chairman of the Board                        March 30, 1995
-------------------------------------  President and Chief Executive Officer
          John F. McNamara             (Principal Executive Officer)

       /s/  KURT J. HILZINGER          Vice President,                              March 30, 1995
-------------------------------------  Chief Financial Officer and Treasurer
          Kurt J. Hilzinger            (Principal Financial Officer)
         /s/  JOHN A. KURCIK           Vice President, Controller and               March 30, 1995
-------------------------------------  Assistant Treasurer
           John A. Kurcik              (Principal Accounting Officer)

       /s/  BRUCE C. BRUCKMANN         Director                                     March 30, 1995
-------------------------------------
         Bruce C. Bruckmann

        /s/  MICHAEL DELANEY           Director                                     March 30, 1995
-------------------------------------
           Michael Delaney

        /s/  RICHARD C. GOZON          Director                                     March 30, 1995
-------------------------------------
          Richard C. Gozon

      /s/  LAWRENCE C. KARLSON         Director                                     March 30, 1995
-------------------------------------
         Lawrence C. Karlson

        /s/  GEORGE H. STRONG          Director                                     March 30, 1995
-------------------------------------
          George H. Strong

             SIGNATURES                                   TITLE                          DATE
-------------------------------------  -------------------------------------------- ---------------
         /s/  JAMES A. URRY            Director                                     March 30, 1995
-------------------------------------
            James A. Urry

       /s/  BARTON J. WINOKUR          Director                                     March 30, 1995
-------------------------------------
          Barton J. Winokur

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33- ) for the registration of 2,571,478 shares of Class A
Common Stock of AmeriSource Distribution Corporation (the "Company") pertaining to the AmeriSource Distribution Corporation and its Subsidiaries 1989 Employee Stock Purchase Plan and AmeriSource Distribution Corporation and its Subsidiaries 1991 Stock Option Plan of the Company, of our reports dated November 2, 1994, with respect to the consolidated financial statements and schedules of AmeriSource Distribution Corporation and AmeriSource Corporation included in their Form 10-K for the year ended September 30, 1994, filed with the Securities and Exchange Commission.


                                                            ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 30, 1995